Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

RIGHTSIDE GROUP, LTD.

at

$10.60 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated June 27, 2017

by

DTS SUB INC.

a wholly owned subsidiary of

DONUTS INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 26, 2017 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON JULY 26, 2017), UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.0001 per share (the “Shares”), of Rightside Group, Ltd., a Delaware corporation (the “Company”), are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the Expiration Time or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Time. This Notice of Guaranteed Delivery may be delivered or transmitted to the Depositary by facsimile transmission, overnight courier or mailed as set forth below. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

If delivering by hand, express mail, courier,

or other expedited service:

American Stock Transfer & Trust Co., LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

By mail: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 — “PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES” OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in Section 3 of the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 2 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to DTS Sub Inc., a Delaware corporation and a wholly owned subsidiary of Donuts Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 27, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares of the Company specified below, pursuant to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)

Address(es)

Zip Code

(Area Code) Telephone No.

X

X
Signatures(s) of Record Holder(s)

Number of Shares

Certificate Nos. (if available)

Indicate name of tendering institution and DTC account number at if Shares will be tendered by book-entry transfer:

Tendering Institution/DTC Account Number

Dated: , 2017

Dated: , 2017

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, within three NASDAQ Global Select Market trading days after the date hereof, at its address set forth above, of a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depositary Trust Company (pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal or an Agent’s Message (as defined in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and any other documents required by the Letter of Transmittal.

Name of Firm

Address(es)

Zip Code

(Area Code) Telephone No.

X
Authorized Signature

Name (Please Print)

Title

Dated: , 2017

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.